UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Symetra Financial Corporation
(Name of Registrant as Specified In Its Charter)

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On August 11, 2015, Symetra posted the following presentation to its transaction website:

           Symetra’s Acquisition by Sumitomo Life  August 11, 2015

         Statements in this announcement regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed transaction, future opportunities for the combined company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of the Company constitute forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets,” and other similar expressions) are intended to identify forward‐looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward‐looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory approvals, the ability to obtain Symetra stockholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers, and any related impact on integration and anticipated synergies; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10‐K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10‐Q. Symetra disclaims any intention or obligation to update or revise any forward‐looking statements as a result of developments occurring after the date of this document except as required by law.Participants in the SolicitationSumitomo, Symetra and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Symetra in favor of the proposed transaction. Information about the Company's directors and executive officers is set forth in the Company's Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2015, and its Annual Report on Form 10‐K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 26, 2015 and amended on April 22, 2015. Information concerning the interests of the Company's participants in the solicitation, which may, in some cases, be different than those of the Company's stockholders generally, is set forth in the materials filed by Symetra with the SEC, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.Additional Information and Where to Find ItThis communication may be deemed to be solicitation material in respect of the proposed acquisition of Symetra by Sumitomo. In connection with the proposed acquisition, Symetra intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement in preliminary and definitive form. Stockholders of Symetra are urged to read all relevant documents filed with the SEC, including the Company's proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Symetra at investors.symetra.com or by directing a request to Symetra at Investor Relations, Symetra Financial Corporation, 777 108th Avenue, NE, Suite 1200, Bellevue, WA 98004.Disclaimer and Non‐GAAP Financial MeasuresWe may from time to time be in possession of certain information regarding Symetra that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of any offer to buy or sell Symetra securities. This presentation also may not include all of the information regarding Symetra or Sumitomo that you may need to make an investment decision regarding our securities.Financial measures that exclude after‐tax net capital gains and losses and Accumulated Other Comprehensive Income (AOCI) are non‐GAAP (Generally Accepted Accounting Principles in the United States) measures. A reconciliation of non‐GAAP financial measures to the most directly comparable GAAP financial measures may be found on the Company’s website at www.symetra.com on the Investor Relations page under SEC filings (Forms 10‐K and 10‐Q) and under Financial Information, Quarterly Financial Results (quarterly earnings releases and financial supplements).The non‐GAAP financial measures presented are not intended to be a substitute for GAAP financial measures, and any analysis of non‐GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.  Cautionary Statement Regarding Forward‐Looking Statements

Transaction Highlights

Transaction	› Acquisition of 100% of the outstanding shares of Symetra by Sumitomo Life
	› $32.50 per share of total value to Symetra shareholders associated with the transaction
	  › $32.00 per share in cash at closing
	  › $0.50 per share special dividend payable on August 28, 2015, to shareholders of record as of August 10, 2015, which was announced on July 30, 2015
	› $3.8 billion total transaction equity value[1]

Financiall Compelling	› Premium value in cash to Symetra shareholders › 32% premium to 30-day average share price[2] › 18.6x 2015E earnings[3] › 1.56x adjusted book value per share[4]

Timing and Approvals	› Expected closing late 1Q 2016 / early 2Q 2016
	› Subject to:
	  › Approval by majority vote of outstanding Symetra shares
	  › Regulatory approvals in the U.S. and Japan
	  › Other customary closing conditions

[1] Includes impact of $0.50 per share special dividend
[2] For the 30 days ending August 5, 2015
[3] Based on 2015 analyst consensus Operating EPS estimate of $1.75
[4] Adjusted book value per share is a non-GAAP value and is calculated by subtracting AOCI from stockholders' equity, and dividing it by common shares outstanding

3

SYMETRA®

     Strategic Rationale      › Symetra will become Sumitomo Life’s platform for growth in the U.S.› Transaction creates a global presence with over $250 billion of combined assets    1›  Compelling value provided to Symetra shareholders in the form of an all‐cash premium transaction    2› Symetra maintains people, place, and culture› Symetra is expected to retain its senior management team, headquarters in Bellevue, employees and distribution network, along with its mission and values, business strategy and growth plans› Provides a compelling U.S. platform for Sumitomo Life    3›  Sumitomo Life is a top four life insurance company1 in Japan with over 100 years of operating history  4  1 Measured on the basis of premium income, policies in force and total assets

     Compelling Value Provided to Symetra Shareholders in the Form of an All‐Cash Premium Transaction    2015E EPS3    $1.75      18.6x    $32.50 total value1    30‐Day Average Share Price2    $24.64      32%    $32.50 total value1    1  5  1 Shareholders will receive $32.00 per share in cash at closing, plus a previously announced special dividend of $0.50 per share in cash, which is payable on August 28, 2015, to shareholders of record as of August 10, 20152 For the 30 days ending August 5, 20153 Based on 2015 analyst consensus Operating EPS estimate of $1.75, as of July 29, 20154 Adjusted book value per share is a non‐GAAP value and is calculated by subtracting AOCI from stockholders’ equity, anddividing it by common shares outstanding    June 30, 2015Adjusted Book Valueper Share4    $20.83      1.56x    $32.50 total value1

         ›  Current senior management team under Tom Marra will continue to lead the companyCompany will continue to operate under Symetra brand, and is expected to maintain its current products and distribution channels› Symetra will expand Sumitomo’s reach and be its U.S. presenceSymetra is expected to have a greater ability to deliver on its current strategic plan through the enhanced financial resources of a global partnerSymetra is expected to remain in its Bellevue headquarters and locations throughout the U.S. and continue its commitment to the surrounding communities  ›  ›  ›  Symetra Maintains People, Place and Culture                  6  2a

2b Symetra's Compelling U.S. Platform

1957	1976	1987	1999	2004	2010	2016
Established life insurance business	Pioneered medical stop loss	Began selling annuities through banks	Passed the $30 billion mark of life insurance in force	Became an independent company - Symetra Financial Corporation	Began trading on the NYSE under the ticker symbol SYA	Joins Sumitomo Life to become a scale global life insurer



Bellevue, WA
Ashland, WI
Waltham, MA
Enfield, CT
Farmington, CT
West Des Moines, IA
Atlanta, GA
Miami, FL

	Moody's	S&P	Fitch	AM Best
Financial Strength Ratings[2]	A3	A	A+	A

- Diversified financial services company based in Bellevue, Washington
- Provides employee benefits, annuities and life insurance through a national network of benefit consultants, financial institutions and independent agents and advisors
  - Total assets as of June 30, 2015: $34.1 billion
  - Adjusted book value[1] as of June 30, 2015: $2.4 billion
  - $2.2 billion in 2014 total revenues
  - $254.4 million in 2014 net income
- Executive leadership team averaging 30 years in the industry

[1] Adjusted book value is a non-GAAP value and is calculated by subtracting AOCI from stockholders' equity
[2] Financial strength rating for primary life insurance operating company, Symetra Life Insurance Company

SYMETRA

7

3a Sumitomo Life Will Be a Strong Parent for Symetra as a Top Four Life Insurance Company in Japan

Overview[1]

- Established in 1907, Sumitomo Life is a mutual and one of the 4 largest traditional Japanese life insurance companies by premium income, policies in-force and total assets
- Total assets of JPY 27.5 trillion (USD 228.9 billion); policies in-force of JPY 103 trillion (USD 854.8 billion)[2]; embedded value of JPY 3.65 trillion (USD 30.3 billion); value of new business JPY 154 billion (USD 1.2 billion)
- Offers individual and group life, annuities, pensions, and specialty (e.g. medical insurance, nursing insurance)
- Main distribution channel includes over 31,000 full-time sales people, and a network of more than 300 banks and financial institutions; one of the largest bancassurance networks of any Japanese life insurer
- Financial Strength Ratings: A1 (Moody's), A (S&P), A (Fitch)

Highly Stable Revenue and Strong Capitalization



JPY billions
2,153.3
2,184.7
2,191.9
2,225.8
2,196.9
2,182.2
1,504.1
1,602.9
1,585.9
1,609.3
1,698.2
1,707.3
606.5
617.5
577.5
492.5
491.9
419.4
897.6
985.4
1,008.4
1,116.8
1,206.3
1,287.9
FY3/2010
FY3/2011
FY3/2012
FY3/2013
FY3/2014
FY3/2015
Capital Raised[3]
Retained Surplus[4]
Annualized Premium in-Force[5]

Leadership in the Japanese Market

Annualized Premium from Policies in-Force (non-consolidated)[6], FY2014, JPY trillions



3.3
2.2
2.1
2.0
1.4
1.0
0.9
0.7
0.7
0.7
Nippon
Sumitomo
Meiji Yasuda
Dai-ichi
Aflac
Metlife Alico
Gibraltar
Sony
Daido
Taiyo

Policies in-Force by Segment

FY3/2015 (non-consolidated)



Group Annuities 2%
Group Life 23%
Individual Annuities 10%
Individual Life 65%

Source: Company disclosures, Bloomberg, Statistics of Life Insurance Business in Japan

[1]USD 1 = JPY 120.17 (as of Mar. 31, 2015); Sum of Sumitomo Life and Medicare Life. EEV is calculated as Sumitomo Life's EEV + Medicare Life's EEV – book value of Medicare Life's equity owned by Sumitomo Life

[2]Individual life and annuities

[3]Non-consolidated; subordinated loans, subordinated bonds, and foundation funds

[4]Non-consolidated; reserve for fund redemption (after disposal of surplus), reserve for redemption of foundation funds, fund for price fluctuation allowance, reserve for price fluctuation and contingency reserve

[5]Sum of Sumitomo Life and Medicare Life [6]Excluding Kampo

8

SYMETRA

Transaction Creates a Global Presence with Over$250Bn of Combined Assets            Beijing  Hanoi  New York  Jakarta  London            2005 (10%)  2014 (40%)          2013 (18%)              2015 (100%)  Bellevue            Rep. Office            Rep. Office        9      Osaka          Home Office        Representative Office      Subsidiaries      Affiliates & Partnership      Headquarters  After closing    3b

         ›  Filing of proxy and Symetra stockholder approval  ›  Regulatory approvals› U.S. insurance regulatory approvals and other U.S. approvals› Japanese Financial Services Authority approval and other Japanese regulatory approvals  ›  Close expected in late 1Q 2016 or early 2Q 2016  Next Steps        10

 Symetra® and the Symetra logo are registered service marks of Symetra Life Insurance Company, 777 108th Ave NE, Suite 1200, Bellevue, WA 98004.